UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 16, 2011

Date of Report (Date of earliest event reported)

SUMMER INFANT, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-33346	20-1994619
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

1275 PARK EAST DRIVE

WOONSOCKET, RHODE ISLAND 02895

(Address of Principal Executive Offices)  (Zip Code)

(401) 671-6550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2011, the Compensation Committee of the Board of Directors of Summer Infant, Inc. (the “Company”) recommended, and the Company’s Board of Directors approved, the grant of restricted stock awards to certain of our officers pursuant to the Company’s 2006 Performance Equity Plan as follows:

Number
Name	of Shares
Jason Macari	30,813
Joseph Driscoll	7,969
Jeff Hale	7,969

Pursuant to the awards, each officer becomes vested in the restricted stock as to one-fourth of the shares on each of the first, second, third and fourth anniversaries of the date of grant.  Each officer forfeits the unvested portion, if any, of his restricted stock award if the officer’s service to the Company is terminated for any reason, except as may otherwise be determined by the administrator of the 2006 Performance Equity Plan or as provided for in the officer’s employment agreement with the Company, if any.  Upon a change in control of the Company not approved by the Company’s Board of Directors, the vesting on any unvested restricted stock award will accelerate.

Item 5.07.                                          Submission of Matters to a Vote of Security Holders.

On June 16, 2011, the 2011 Annual Meeting of Stockholders of the Company was held.  The following matters were submitted to the stockholders at the meeting:

•                  the election of two class A directors, each to serve for a three-year term expiring in 2014;

•                  the approval of amendments to the Company’s 2006 Performance Equity Plan to, among other things, reserve an additional 925,000 shares for issuance thereunder; and

•                  the ratification of the appointment of McGladrey & Pullen, LLP as the independent auditor of the Company for the fiscal year ending December 31, 2011.

The election of two Class A directors and the ratification of the appointment of McGladrey & Pullen, LLP as the independent auditor of the company were approved.  The proposal to approve amendments to the 2006 Performance Equity Plan was not approved.

The number of votes for and against and the number of abstentions and non-votes with respect to each matter are set forth below.

Election of Class A Directors

Nominee	For Votes	Withheld Votes	Broker Non-Votes

Derial Sanders	13,498,063	814,851	1,985,220
Robert Stebenne	11,841,235	2,471,679	1,985,220

Approval of Amendments to 2006 Performance Equity Plan

For	Against	Abstained	Broker Non-Votes

7,299,224	6,920,286	93,404	1,985,220

Ratification of Appointment of McGladrey & Pullen, LLP as independent auditor

For	Against	Abstained	Broker Non-Votes

16,094,615	193,798	9,721	0

Item 8.01.                                          Other Events.

On June 16, 2011, the Company’s Board of Directors changed its director compensation arrangements for non-employee directors per the recommendation of the Compensation Committee of the Board of Directors, which was advised by compensation consultant, Pearl Meyer & Partners.  The following is a summary of the currently effective director compensation arrangements:

•                  The lead independent director will receive an annual retainer of $60,000;

•                  Each other independent director will receive an annual retainer of $50,000;

•                  For any meetings beyond four regularly scheduled board meetings per year, each independent director will receive a fee of $1,000 for each board meeting attended in person, and $500 for each telephonic board meeting attended;

•                  The chairpersons of the audit committee, compensation committee and nominating/governance committee will receive an additional annual fee of $15,000, $10,000, and $8,000, respectively;

•                  Each independent director will receive a fee of $1,000 for each committee meeting attended in person, and $500 for each telephonic committee meeting attended;

•                  New independent directors will receive an initial equity award, in the form of restricted stock, equal in value to $30,000, based on the fair market value of the Company’s common stock on the date of grant, and such equity award will vest in four equal annual installments beginning on the first anniversary of the date of grant; and

•                  Each independent director will receive an annual equity award, in the form of shares of the Company’s common stock, on the date of the Company’s annual meeting of stockholders, the number of shares to be calculated by dividing $30,000 by the fair market value of the Company’s common stock on such date.

The Company also generally reimburses its independent directors for travel expenses incurred in connection with their duties as directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMER INFANT, INC.

Date: June 20, 2011	By:	/s/ Joseph Driscoll
Joseph Driscoll
Chief Financial Officer